SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                September 2, 2003


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                          0-22818              22-3240619
(State or other jurisdiction            (Commission         (I.R.S. Employer
    of incorporation)                   File Number)       Identification No.)


                58 South Service Road
                Melville, New York                               11747
--------------------------------------------------------    ---------------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code (631) 730-2200



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                                      -2-


Item 12. Results of Operations and Financial Condition

     On September 2, 2003, The Hain Celestial Group, Inc. announced its earnings for its fourth quarter and fiscal year ended June 30, 2003.

     A copy of the related press release is attached as Exhibit 99.1.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE HAIN CELESTIAL GROUP, INC.


Dated:  September 2, 2003          By: /s/ Ira J. Lamel
                                       -------------------------------------
                                       Name: Ira J. Lamel
                                       Title: Executive Vice President and
                                              Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

99.1                       Press release dated September 2, 2003

                                                                    Exhibit 99.1



                        THE HAIN CELESTIAL GROUP REPORTS
                     FOURTH QUARTER AND FISCAL 2003 RESULTS

              Net Income of $0.19 per share for Fourth Quarter and
                        $0.79 for Fiscal 2003 Full Year

  Revenue Grows 23.4% in the Fourth Quarter and 17.8% in Fiscal 2003 Full Year

               Announces Three-Year $30 Million Savings Initiative


MELVILLE, NY, September 2, 2003 -- The Hain Celestial Group (NASDAQ:HAIN), the leading natural and organic food company, today announced results for the Fiscal 2003 fourth quarter and full year ended June 30, 2003. Hain Celestial reported net income of $6.8 million, or $0.19 per share in the fourth quarter this year, compared with a net loss of $12.8 million, or $0.38 net loss per share in the prior year's comparable quarter. For the Fiscal 2003 full year, Hain Celestial reported net income of $27.5 million, or $0.79 per share, compared with $3 million, or $0.09 per share in the prior year.

Fourth quarter sales grew 23.4% to $117.8 million, compared with net sales of $95.4 million in the prior year period. For the Fiscal 2003 full year, net sales grew to $466.5 million, a 17.8% increase over prior year sales of $396 million.

Irwin Simon, President and Chief Executive Officer, said, "Our performance this quarter capped an exciting year for our Company. Following a challenging first half of the quarter as a result of economic conditions and the domestic impact of the war in Iraq, we recovered well in the second half of the quarter. Strong growth across many of our businesses contributed to another excellent overall quarter of sales and profitable growth. We are particularly pleased with our distribution gains in the quarter, including the very successful introduction in 600 McDonald's restaurants across Southern California of the co-branded Yves McVeggie burger as part of their new Salads and More menu roll-out. We have



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also successfully introduced our Terra Chips and Garden of Eatin' healthy snacks
in thousands of 7-Eleven stores nationally."

"This year we accomplished much and laid a solid foundation for further profitable growth in Fiscal 2004. We improved our performance, with sales up 18% for the year. We also dramatically improved our operating income and margins. We completed three important acquisitions: Imagine Foods and Walnut Acres in the United States, and Grains Noirs in Europe, and fully integrated Imagine within the fiscal year. Our Yves brand is now being served nationally in 1,300 McDonald's restaurants in Canada, as well as in the United States as a co-branded menu item in Southern California. And in Fiscal 2003 we upgraded our management team by adding new talent, including Fran Daily, David Cowperthwait, and Jay Lieberman, and appointing existing executives Steve List as the General Manager at Celestial Seasonings, where he and his leadership team have brought a new excitement to the brand and, most recently, Ellen Deutsch as Chief Growth Officer, a new position in which she will lead us in the development of new opportunities for distribution - in convenience stores, food service, and military installations - and in new concepts for our company. Each of these executives has brought a fresh perspective and an accomplished track record to their new position at Hain Celestial."

"This is Hain Celestial's tenth anniversary year, and I am exceptionally proud of all the hard work of our employees over this past decade. We have built the world's leading natural and organic food company from very small beginnings. Our brands and products are well known and well positioned, leading 13 of the 15 key organic and natural food categories. The growing public awareness of the benefits of healthy eating, and fighting the risks of obesity, present us with even more opportunities in the future. That is why we now must go further to meet the expanding market for our products, and provide more consumers with the healthy foods and beverages they want."

"To accomplish these growth objectives, we must be even more competitive, efficient and innovative. In the year to come, I expect that we will: realize new distribution opportunities with our existing customers, other mass market, and non-traditional channels; introduce innovative new products and flavors; expand our international business; and continue the integration of our acquired businesses and brands. We also plan to launch a new program to improve supply chain management that should ultimately reduce costs after three years by $30 million per year," said Mr. Simon.



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The reported fourth quarter results include a credit for restructuring which arose when the Company successfully terminated the lease on the former Health Valley Irwindale manufacturing facility for an amount lower than originally provided for. This resulted in a reduction of the Company's restructuring reserves by approximately $0.9 million in the fourth quarter. As a result, the restructuring line for the Fiscal 2003 full year amounted to a credit of approximately $0.4 million.

Also included in the reported results in fourth quarter gross profit this year is a valuation allowance of $1.5 million related to chargebacks receivable from customers and a $2.0 million reduction of reserves established last year in connection with similar items included in the charges the Company recorded for supplements and other items. These offsetting items increased gross profit by $0.5 million.

Mr. Simon concluded, "As we look forward to our Fiscal 2004, we are providing earnings guidance for the full year of $0.95 -- $1.03 per share on revenues of $540 - $565 million. We have discontinued the practice of providing shorter-term, quarterly guidance as have many other companies, so we can better focus on building sustainable value for our shareholders by achieving mid to long-term goals."

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Melville, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings (R) teas, Walnut Acres(R), Hain Pure Foods(R), Westbrae(R), Westsoy(R), Rice Dream(R), Soy Dream(R), Imagine(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog (R), The Good Slice(R), DeBoles(R), Lima(R), Biomarche(R), Grains Noirs(R), Earth's Best(R), and Nile Spice. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.

                                       ###




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

                         THE HAIN CELESTIAL GROUP, INC.
                           Consolidated Balance Sheets
                                 (In thousands)

                                                                June 30,                June 30,
                                                                --------                --------
                                                                  2003                    2002
                                                                --------                --------
ASSETS
Current assets:
     Cash and cash equivalents                                $  10,984                $   7,538

     Trade receivables, net                                      61,215                   49,018

     Inventories                                                 66,444                   53,624

     Recoverable income taxes                                       223                    3,677

     Deferred income taxes                                        3,171                    7,223

     Other current assets                                         7,671                    5,804
                                                              ------------            -----------
        Total current assets                                    149,708                  126,884

Property, plant and equipment, net                               68,665                   69,774

Goodwill, net                                                   296,508                  239,644

Trademarks and other intangible assets, net                      55,975                   38,880

Other assets                                                     10,692                    6,001
                                                              ------------            -----------
        Total assets                                         $  581,548              $   481,183
                                                             =============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                   $   55,091              $   46,166

     Accrued restructuring and non-recurring charges                619                   6,410

     Income taxes payable                                         1,867                   1,935

     Current portion of long-term debt                            8,807                   1,431
                                                            --------------           -----------
        Total current liabilities                                66,384                  55,942

Deferred income taxes                                            14,912                  11,100

Long-term debt, less current portion                             59,455                  10,293
                                                            --------------           -----------
        Total liabilities                                       140,751                  77,335

Stockholders' equity:

     Common stock                                                   348                     341

     Additional paid-in capital                                 364,877                 354,822

     Retained earnings                                           79,089                  51,597

     Treasury stock                                              (8,156)                 (3,875)

     Foreign currency translation adjustment                      4,639                     963
                                                            --------------           -----------
        Total stockholders' equity                              440,797                 403,848
                                                            --------------           -----------
        Total liabilities and stockholders' equity          $   581,548              $  481,183
                                                            ==============           ===========
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                         THE HAIN CELESTIAL GROUP, INC.
                      Consoldiated Statements of Operations
                    (in thousands, except per share amounts)


                                          Three Months Ended June 30,           Fiscal Year Ended June 30,
                                --------------------------------------    ----------------------------------------
                                      2003                 2002                 2003                  2002
                                ------------------    ----------------    -----------------    -------------------
                                             (Unaudited)

Net sales                                $117,809             $95,436             $466,459               $395,954
Cost of Sales                              84,406              82,797              323,456                291,915
                                      -----------         -----------          -----------            -----------
Gross profit                               33,403              12,639              143,003                104,039

SG&A expenses                              22,982              24,146               97,279                 87,920
Restructuring charges                       (875)               4,977                (435)                  4,977
Impairment of long-
   lived assets                               --                3,878                 --                    3,878
                                      -----------         -----------          -----------            -----------

Operating income                           11,296            (20,362)               46,159                  7,264

Interest expense and                          435                 240                1,995                  2,461
   other expenses
                                      -----------         -----------          -----------            -----------
Income before income                       10,861            (20,602)               44,164                  4,803
   taxes
Income tax provision                        4,100             (7,788)               16,672                  1,832
                                      -----------         -----------          -----------            -----------
Net income                                 $6,761           $(12,814)              $27,492                 $2,971
                                      ===========         ===========          ===========            ===========

Basic per share
   amounts                                  $0.20             $(0.38)                $0.81                  $0.09
                                      ===========         ===========          ===========            ===========

Diluted per share
   amounts                                  $0.19             $(0.38)                $0.79                  $0.09
                                      ===========         ===========          ===========            ===========

Weighted average
   common shares
   outstanding:
Basic                                      34,082                33,818             33,910                 33,760
                                      ===========         ===========          ===========            ===========
Diluted                                    35,151                33,818             34,722                 34,744
                                      ===========         ===========          ===========            ===========

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